UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported:  July 31, 2003

LOTUS PACIFIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 730, Irvine, CA	92612

(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 475-1880

Item 5.    Other Events.

Change in Management of Subsidiary

Effective July 31, 2003, Harold Tuan, Chief Executive Officer of Correlant Communications, Inc. (“Correlant”), a subsidiary of Lotus Pacific, Inc. (“Registrant”) resigned as a director of Correlant and no longer serves as CEO of Correlant.  From such date, the Executive Committee of the Board of Directors of Correlant has been working to find a permanent CEO to replace Mr. Tuan and has retained outside consultants to assist during the transition period.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC.
(Company)

Date: August 22, 2003	By:	/s/ Yimin Foo
Yimin Foo
Chief Financial Officer